United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2013 (December 6, 2013)

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Laclede Gas Company 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 8.01 Other Events.

On December 6, 2013, Laclede Gas Company (“Laclede”), a wholly owned subsidiary of The Laclede Group, Inc., provided a notice of redemption (“Redemption Notice”) to holders of all of the $80 million aggregate principal amount outstanding of its previously issued 6.35% bonds due in 2038. The redemption, which will be for cash, will be effective on January 6, 2014. A copy of the Redemption Notice is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed as part of this report:

99.1	Notice of Full Redemption to the Holders of Laclede Gas Company First Mortgage Bonds 6.35% Due October 15, 2038 dated December 6, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.

Date: December 9, 2013	By:	/s/ S. P. Rasche
S. P. Rasche Executive Vice President, Chief Financial Officer

LACLEDE GAS COMPANY

Date: December 9, 2013	By:	/s/ M. C. Kullman
M. C. Kullman Senior Vice President, Assistant Corporate Secretary